Exhibit 10.3

BRIDGE GRID NOTE

$4,000,000.00	New Rochelle, New York
April 1, 2004

FOR VALUE RECEIVED, JUPITERMEDIA CORPORATION (the “Borrower”), promises to pay to HSBC BANK USA (“Bank”) or order, on demand or when due as provided herein, at its 260 North Avenue office in New Rochelle, New York, the aggregate unpaid principal amount of all advances made by the Bank to the Borrower from time to time (each an “Advance” and collectively the “Advances”) as evidenced by the inscriptions made on the Schedule attached hereto (“Schedule”), together with interest thereon at a per annum rate as provided herein. The aggregate amount of all advances outstanding hereunder shall not at any time exceed $4,000,000.00.

As used in this Note, the following terms shall have the meanings set forth below:

Adjusted LIBOR Rate: the LIBOR Rate plus 2.00%

Adjusted Prime Rate: the Prime Rate plus 0%

Business Day: any day other than a Saturday, Sunday or other day on which commercial banks in London and/or New York, New York are authorized or required by law to close.

LIBOR Period: a period, if available to the Bank, of not less than 30 days or more than 90 days.

LIBOR Period Request: the written request by the Borrower to the Bank for a LIBOR Rate Advance, and including a LIBOR Period, the date of the LIBOR Rate Advance and amount.

LIBOR Rate: means the per annum interest rate equal to the London Interbank Offered Rate as shown on the Telerate Screen (or, if the Telerate Screen is unavailable, as otherwise determined by the Bank), at approximately 11:00 a.m. (London time) on the proposed borrowing date for deposits of United States dollars in an amount and for a period of time comparable to the principal amount of the proposed LIBOR Rate Advance.

LIBOR Rate Advance: any Advance bearing interest at the Adjusted LIBOR Rate.

Prime Rate: the rate of interest publicly announced by the Bank from time to time as its prime rate and is a base rate for calculating interest on certain loans.

Prime Rate Advance: any Advance bearing interest at the Adjusted Prime Rate.

Prime Rate Request: the written request by the Borrower to the Bank for a Prime Rate Advance and including the term of borrowing, date of borrowing and amount.

Regulatory Change: after the date hereof, the introduction of any new, or any change in existing, applicable laws, rules or regulations or in the interpretation or administration thereof by any court or governmental authority charged with the interpretation or administration thereof, or compliance by Bank with any new request or directive by any such court or authority (whether or not having the force of law.)

All Advances, the due dates thereof, interest rates and all payments of principal made on this Note may be inscribed by the Bank on the Schedule. Each Advance shall be payable on the earlier of the due date thereof or March 31, 2005. Prime Rate Advances may be prepaid in whole or in part at any time without penalty. Any voluntary prepayments of this Note or the Grid Note dated of even date herewith shall be applied first in payment of this Note. Borrower may request a Prime Rate Advance by calling in a Prime Rate Request to the Bank not later than 1:00 p.m. (New York, New York time) on the date of the proposed Prime Rate Advance. Notwithstanding any provision herein to the contrary, any Prime Rate Advance shall be made in a minimum amount of $10,000.00.

Borrower may request a LIBOR Rate Advance and LIBOR Period by calling in a LIBOR Period Request to the Bank not later than 1:00 p.m. (New York, New York time) on the date of the proposed LIBOR Rate Advance. Borrower may not select a LIBOR Period having an expiration date later than March 31, 2005. Notwithstanding any provision herein to the contrary any LIBOR Rate Advance shall be made in a minimum amount of $10,000.00.

If Borrower fails to timely select an applicable LIBOR Period for calculation of a LIBOR Rate Advance, then the Advance shall bear interest at the Adjusted Prime Rate and shall be deemed to be a Prime Rate Advance.

If (i) by reason of any Regulatory Change, the Bank determines that, by reason of circumstances affecting the London interbank market generally, adequate and fair means do not or will not exist for determining the LIBOR Rate, (ii) by reason of any Regulatory Change, the Bank becomes restricted in the amount which it may hold of a category of liabilities which includes deposits by reference to the LIBOR Rate or a category of assets which includes loans which bear interest a rate determined in part by reference to the LIBOR Rate, (iii) by reason of any Regulatory Change, it shall be unlawful for the Bank to maintain a LIBOR Rate Advance, or any portion thereof, bearing interest at the Adjusted LIBOR Rate, (iv) in the exclusive judgment of the Bank, deposits are not available to the Bank in the international interbank market in the requisite amounts and for the requisite durations, (v) in the exclusive judgment of the Bank, the Adjusted LIBOR Rate does not adequately reflect the cost to the bank of making or maintaining a LIBOR Rate Advance then, in any such case, any LIBOR Rate Advance shall bear interest at the Adjusted Prime Rate. If the Bank determines that because of a change in circumstances the Adjusted LIBOR Rate is again available to the Borrower hereunder, the Bank will so advise the Borrower, and the Borrower may convert the rate of interest payable hereunder to the Adjusted LIBOR Rate at any time (provided the Adjusted LIBOR Rate is otherwise available hereunder) by making such election in accordance with, and subject to the conditions of, this Note.

If, at any time, any Regulatory Change: (i) shall subject the Bank to any tax, duty or other charge with respect to this Note, except an income tax, based upon the charging and collecting of interest hereunder at the Adjusted LIBOR Rate, shall change the basis of taxation or payments to the Bank of the principal of or interest on this Note; (ii) shall result in the imposition, modification or deemed applicability of any reserve, special deposit or similar requirements against assets of, deposits with or for the account of, or credit extended by, the Bank; (iii) shall, because of the existence of this Note, affect the amount of capital required or expected to be maintained by the Bank, or any corporation controlling the Bank; or (iv) shall impose on the Bank or the London interbank market any other condition affecting this Note or the charging and collecting of interest hereunder at the Adjusted LIBOR Rate and the result of any of the foregoing is, in the Bank’s reasonable judgment, (a) to increase the cost to the Bank of charging and collecting interest hereunder at the Adjusted LIBOR Rate, or (b) to reduce the return on the Bank’s capital or the amount of any sum received or receivable by the Bank under this Note by an amount deemed by the Bank to be material, upon demand then, by the Bank, the Borrower agrees to pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction. Such payments shall be made on the first date for payment of interest hereunder following the date of the demand by the Bank and on each such payment date thereafter or shall be paid promptly on demand if the Borrower is not advised of the amount of such payment prior to any such payment date. Determinations by the Bank for purposes of this paragraph of the effect of any Regulatory Change on its costs of making or maintaining Advances bearing interest at the Adjusted LIBOR Rate and of the additional amounts required to compensate the Bank in respect thereof, shall be conclusive absent manifest error in calculation, provided that such determinations are made in good faith.

The Borrower understands and acknowledges that in connection with LIBOR Rate Advances the Bank may enter into funding arrangements on terms and conditions which could result in substantial losses, costs and expenses to the Bank if LIBOR Rate Advances are prepaid on a date other than the expiration of the selected LIBOR period. Therefore, if there is a prepayment of any LIBOR Rate Advance on a date other than the expiration of the selected LIBOR Period for any reasons whatsoever including, but not limited to, any payments made by the Borrower because the holder of this Note has accelerated payment in accordance with the terms hereof or any other document relating to the indebtedness hereunder, then the Borrower shall pay to the Bank, as liquidated damages and not as a penalty, a fee (the “Liquidation Fee”) equal to the losses (including but not limited to lost profits of the Bank), costs and expenses of the Bank in connection with such prepayment as determined by the Bank, which payment shall be made by the Borrower to the Bank on the date on which such prepayment is made. The calculations made by the Bank to ascertain such Liquidation Fee shall be conclusive absent manifest error in calculation by the Bank, provided that such calculations are made in good faith. The Bank, upon the written request of the Borrower, shall advise the Borrower in writing of the amount of the Liquidation Fee applicable to any such prepayment.

The Bank may elect (but shall be under no obligation) to send to the Borrower written confirmation of the due date of each Advance, but any failure to do so shall not relieve the Borrower of the obligation to repay the Advance when due. Unless the Borrower shall object to such confirmation in writing within five (5) days after receipt thereof, such confirmation shall be prima facie evidence of the facts stated therein.

Each entry set forth on the Schedule shall be prima facie evidence of the facts so set forth, except for any such facts as to which the Bank has sent to the Borrower a written confirmation and the Borrower has timely objected as provided herein. No failure by the Bank to make, and no error by the Bank in making any inscription on the Schedule shall affect the Borrower’s obligation to repay the full principal amount advanced by the Bank to or for the account of the Borrower, or the Borrower’s obligation to pay interest thereon at the agreed upon rate.

Before maturity, Prime Rate Advances shall bear interest at the Adjusted Prime Rate, LIBOR Rate Advances shall bear interest at the Adjusted LIBOR Rate.

Any principal amount not paid when due (at maturity, by acceleration or otherwise) shall bear interest thereafter until paid in full, payable on demand, at a rate per annum equal to:

(a)	For each Prime Rate Advance at a rate equal to Prime Rate plus 3%; and

(b)	For each LIBOR Rate Advance at the rate otherwise applicable thereto plus 3% from the time of default in payment of principal until the end of the then current LIBOR Period therefor, and thereafter at a rate equal to the Prime Rate plus 3%.

If any payment to be made under this Note shall be stated to be due on a Saturday, Sunday or banking holiday the Borrower will pay interest thereon at the applicable rate until the date of actual receipt of such payment by the holder of this Note.

In no event shall the interest rate on this Note exceed the maximum rate authorized by applicable law. Any change in interest rate on this Note resulting from a change in the Bank’s Prime Rate shall be effective on the date of such change. Interest on LIBOR Rate Advances will be calculated for each day at 1/360th of the applicable per annum rate, which will result in a higher effective annual rate. Interest on Prime Rate Advances will be calculated for each day at 1/365th of the applicable per annum rate. Accrued Interest on Prime Rate Advances shall be payable monthly on the first day of each month and on the date any Prime Rate Advance is paid in full. Accrued Interest on LIBOR Rate Advances shall likewise be payable on the first day of each month and on the date any LIBOR Advance is paid in full.

Notwithstanding anything to the contrary contained herein, any holder of this Note may declare all indebtedness evidenced by this Note, not payable on demand, to be immediately due and payable whenever such holder has the right to do so under any Security Agreement or other agreement, now or hereafter in effect, pursuant to which payment of the indebtedness evidenced by this Note is secured; or, irrespective of the terms or existence of any such Security agreement or other agreement, upon the happening of any of the following: (1) nonpayment, within five (5) days of when due, of the principal of, or interest on, any indebtedness evidenced by this Note; (2) default by Borrower in the payment or performance of any obligation, term or condition of this Note which is not remedied within thirty (30) days after notice thereof by Bank to Borrower or a default by Borrower under any other agreement between Borrower and the holder hereof, after the passage of any applicable grace period; (3) the filing by or against Borrower of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, relief as a debtor or other relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or any foreign jurisdiction, now or hereafter in effect; (4) the making by Borrower, of any general assignment for the benefit of creditors; (5) the appointment of a receiver or trustee for Borrower or for any assets of Borrower, including, without limitation the appointment of or taking possession by a “custodian,” as defined in the Federal Bankruptcy Code; (6) the occurrence of any event described in clause (3), (4) or (5) of this paragraph with respect to Alan Meckler or Ellen Meckler; or (7) nonpayment when due by Borrower of any indebtedness for borrowed money in an amount in excess of $100,000 owing to any party other than the Bank, or the occurrence of any event which could result in acceleration of the time for payment of any such indebtedness.

NOTHING CONTAINED IN THIS NOTE OR OTHERWISE IS INTENDED, NOR SHALL CONSTITUTE, ANY OBLIGATION OF THE BANK TO MAKE ANY ADVANCE.

No failure by the holder hereof to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by such holder of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the holder thereof as herein specified are cumulative and not exclusive of any other rights or remedies which such holder may otherwise have.

THE BORROWER AGREES TO PAY ALL COSTS AND EXPENSES INCURRED BY THE HOLDER HEREOF IN ENFORCING THIS NOTE, INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEY’S FEES AND LEGAL EXPENSES. IF PAYMENT OF THIS NOTE IS SECURED BY COLLATERAL, THE COLLATERAL IS SPECIFIED IN THE COLLATERAL RECORDS OF THE BANK. THE BORROWER HEREBY WAIVES (I) DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR, PROTEST AND NOTICE OF PROTEST OF THIS NOTE AND (II) THE RIGHT OF A JURY TRIAL. ANY NOTICE, DEMAND OR REQUEST RELATING TO ANY MATTER SET FORTH HEREIN, OTHER THAN A REQUEST FOR BORROWING, SHALL BE IN WRITING AND SHALL BE DEEMED EFFECTIVE WHEN MAILED, POSTAGE PREPAID, BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ANY PARTY HERETO AT ITS ADDRESS HEREIN OR AT SUCH OTHER ADDRESS OF WHICH IT SHALL HAVE NOTIFIED THE PARTY GIVING SUCH NOTICE IN WRITING AS AFORESAID. COPIES OF ALL SUCH NOTICES, DEMANDS AND REQUESTS TO BANK SHALL BE SENT TO BANK, AT ITS ADDRESS ABOVE STATED. IN THE CASE OF THE BORROWER, ALL SUCH COPIES SHALL BE SENT TO THE BORROWER AT THE ADDRESS OF THE BORROWER AS STATED HEREIN.

THIS NOTE, BEING DRAWN, EXECUTED AND DELIVERED IN THE STATE OF NEW YORK, WHERE ALL ADVANCES AND REPAYMENTS SHALL BE MADE, SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE UNDERSIGNED AGREES THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS NOTE MAY BE COMMENCED IN THE SUPREME COURT OF NEW YORK IN WESTCHESTER COUNTY, OR IN THE DISTRICT COURT OF THE UNITED STATES IN THE SOUTHERN DISTRICT OF NEW YORK. THE UNDERSIGNED WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED MAIL TO THE ADDRESS SPECIFIED ABOVE OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OF NEW YORK OR THE UNITED STATES.

JUPITERMEDIA CORPORATION

By:	/s/ Christopher S. Cardell

Name:	Christopher S. Cardell
Title:	President

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